Exhibit 99.1

FOR IMMEDIATE RELEASE

Velocity Express Receives Notice of Non-Compliance with

NASDAQ Marketplace Rule 4310(c)(3)

Westport, CT, October 17, 2008 – Velocity Express Corporation (NASDAQ:VEXP), the nation’s largest provider of time definite regional delivery solutions, announced that it received notice from The NASDAQ Stock Market (NASDAQ) on October 16, 2008 that the Company is no longer in compliance with Marketplace Rule 4310(c)(3) requiring the Company to maintain a minimum of $2,500,000 in stockholders’ equity.

As provided in the NASDAQ rules, the Company has the opportunity to submit a response to the NASDAQ staff on or before October 31, 2008, outlining a specific plan and timeline to achieve and sustain compliance. If the NASDAQ determines the Company has not presented a plan that adequately addresses the stockholders’ equity issue, NASDAQ will provide written notice that the Company’s securities will be delisted. At that time, the Company has the right to appeal the decision to a NASDAQ Listing Qualifications Panel.

Before October 31, 2008, Velocity intends to submit to the NASDAQ staff its plan to regain compliance with the minimum stockholder’s equity requirement based on the prospective global alliance transactions disclosed during the Company’s October 15, 2008 investor conference call. There is no assurance that the NASDAQ staff will accept the Company’s plan of compliance. In the event the NASDAQ staff does not accept the Company’s plan, the Company intends to request an appeal hearing before the NASDAQ Listing Qualifications Panel.

About Velocity Express

Velocity Express has one of the largest, time-definite nationwide delivery networks, providing a national footprint for customers desiring same-day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure that provides customers with the reliability and information they need to manage their transportation and logistic systems. Velocity uses a proprietary package tracking system that enables customers to review the status of any package via a flexible web reporting system.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include the Company’s ability to regain compliance with the listing requirements for the NASDAQ Capital Market. Forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such risks include, but are not limited to, the following: the risk that the market value of the Company’s common stock may be less than one million dollars for a minimum of ten consecutive trading days prior to December 4, 2008; the risk that the Company may not be able to find a global alliance partner or partners or achieve a global alliance transaction that results in it being able to satisfy NASDAQ requirements, or at all; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 28, 2008, as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone,

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett

203-972-9200

jnesbett@institutionalms.com